Exhibit 10.33

Advanced Cell Technology, Inc.

2004 STOCK OPTION PLAN

1.                                       Purpose.  Advanced Cell Technology, Inc. (the “Company”), hereby adopts the Advanced Cell Technology, Inc. 2004 Stock Option Plan (the “Plan”).  The Plan is intended to recognize the contributions made to the Company by employees of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company’s Common Stock, par value $0.001 per Share (the “Common Stock”).

2.                                       Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)                                  “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

(b)                                 “Board of Directors” means the Board of Directors of the company.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Board of Directors, or a committee of the Board of Directors appointed in accordance with Section 3 of the Plan, when acting in connection with the administration of the Plan.

(f)                                    “Company” means Advanced Cell Technology, Inc., a Delaware corporation.

(g)                                 “Disability” shall have the meaning set forth in Section 22(c)(3) of the Code.

(h)                                 “Fair Market Value” shall have the meaning set forth in Subsection 8(b) of the Plan.

(i)                                     “ISO” means an Option granted under the Plan that is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the code.

(j)            “Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(k)                                  “Option” means either an ISO or a Non-qualified Stock Option granted under the Plan.

(1)                                  “Optionee” means a person to whom an option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(m)                               “Option Document” means the document described in Section 8 of the Plan, which sets forth the terms and conditions of each grant of Options.

(n)                                 “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

(o)                                 “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(p)                                 “Shares” means the shares of Common Stock of the Company that are the subject of Options.

3.                                       Administration of the Plan.  The Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may designate a committee composed of at least two non-employee Directors within the meaning of Rule 16b-3(3) to operate and administer the Plan in its stead (the “Committee”).

(a)                                  Meetings.  The Committee shall hold meetings at such times and places as it may determine.  Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(b)                                 Grants.  The Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan.  The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan.  In making such determinations, the Committee may take into account the nature of the Optionee’s services and responsibilities, the Optionee’s present and potential contribution to the Company’s success and such other factors, as it may deem relevant.  The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

(c)                                  Exculpation.  No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

(d)                                 Indemnification.  Service on the Committee shall constitute service as a member of the Board of Directors of the Company.  Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.                                       Grants under the Plan.  Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

5.                                       Eligibility.  All employees shall be eligible to receive Options hereunder.

6.                                       Shares Subject to Plan.  The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is Two Million Eight Hundred Thousand (2,800,000) Shares, subject to adjustment as provided in Section 9 of the Plan.  The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.  If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

7.                                       Term of the Plan.  The Plan is effective as of August 12, 2004, the date on which it was adopted by the Board of Directors of the Company.  No Option may be granted under the Plan after August 12, 2014.

8.                                       Option Documents and Terms.  Each Option granted under the Plan shall be a Non-qualified Stock Option unless the option shall be specifically designated at the time of grant to be an ISO.  If any Option designated an ISO is determined for any reason not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan.  Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                  Number of Option Shares.  Each Option Document shall state the number of Shares to which it pertains.  An Optionee may receive more than one Option, which may include Options which are intended to be ISO’s and options which are not intended to be ISO’s, but only on the terms and subject to the conditions and restrictions of the Plan.

(b)                                 Option Price.  Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted.  If the Common Stock is traded on the OTC Bulletin Board, any similar electronic quotation system or on a nationally recognized stock exchange, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date or, if the Common Stock is not so listed or included, the average of the last reported “bid” and “asked” prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines.  At any time at which the Common Stock is not traded on the OTC Bulletin Board, any similar electronic quotation system or on a nationally recognized stock exchange, then the Fair Market Value per share shall be determined by the Board of Directors, acting in good faith, and such determination shall be final and binding for all purposes of this Plan.

(c)                                  Exercise.  No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased.  Each such notice shall specify the number of Shares to be purchased and (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”)) shall contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.  Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

(d)                                 Medium of Payment.  An Optionee shall pay for Shares (i) in cash, (ii) by certified, bank or cashier’s check payable in clearing house funds to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.  Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company’s Common Stock held by the Optionee.  If payment is made in whole or in part in shares of the Company’s Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee, In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Shares in respect of which payment is made, and an additional certificate shall be issued to the Optionee for such excess number of shares.

(e)                                  Termination of Options.

(i)                                     No Option shall be exercisable after the first to occur of the following:

(A)                              Expiration of the Option term specified in the Option Document, which shall not occur after (10) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate.

(B)                                A Finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate, In such event, in addition to immediate termination of the option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.  Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

(C)                                 The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company.

(ii)                                  Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.  The Committee may also grant Options with shorter periods during which the Options may be exercised.

(f)                                    Transfers.  No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution.  During the lifetime of the person to whom an option is granted, such Option may be exercised only by him.  Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order,” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(g)                                 Limitation on ISO Grants.  In no event shall the aggregate fair market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000.

(h)                                 Other Provisions.  Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an option granted pursuant to the Plan, additional restrictions upon the exercise of the option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(i)                                     Amendment.  Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 9 of the Plan, as applicable.

9.                                       Adjustments on Changes in Capitalization.  The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion or exchange of other securities of the Company which are convertible into or exchangeable for Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company.  The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee.

10.                                 Amendment of the Plan.  The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable.  Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter.  No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

11.                                 No Commitment to Retain.  The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

12.                                 Withholding of Taxes.  Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities.  The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s compliance, to the Company’s satisfaction, with any withholding requirement.

13.                                 Interpretation.  The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3 or its successors; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law.  This Section shall not be applicable if no class of the Company’s equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.